Exhibit 8.2

Linklaters LLP

1290 Avenue of Americas

New York, NY 10104

www.linklaters.com

T 212.903.9000

F 212.903.9100

February 6, 2025

Moolec Science SA
17, Boulevard F.W. Raiffeisen
L-2411 Luxembourg, Grand Duchy of Luxembourg

Ladies and Gentlemen:

We have acted as counsel to Moolec Science SA, a societé anonyme duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 17, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B268440 (the “Company”), in connection with the Redomiciliation of the Company into a Cayman Islands exempted company and have been requested to render this opinion in connection with the Redomiciliation, which is described in a registration statement filed with the Securities and Exchange Commission (“SEC”) on Form F-4 under the Securities Act of 1933, as amended (the “Registration Statement”). All capitalized terms used but not otherwise defined herein have the meaning ascribed to them in the Registration Statement.

In rendering the opinion set forth below, we have reviewed and relied upon the accuracy and completeness, without independent investigation or verification, of (i) the Registration Statement, (ii) the factual statements and representations contained in the certificate of the officer of the Company (the “Officer’s Certificate”) dated as of the date hereof and delivered to us for purposes of this opinion, and (iii) such other documents, information and materials as we have deemed necessary or appropriate.

In rendering this opinion, we have assumed, with your permission, that: (i) the Redomiciliation described in the Registration Statement will be consummated in the manner described in the Registration Statement; (ii) all facts, information, statements, covenants, representations, warranties and agreements made by or on behalf of the Company in the Registration Statement and the Officer’s Certificate are true, complete, and correct as of the date hereof and will be true, complete, and correct as of the effective date of the Redomiciliation (as if made at such time); (iii) all facts, information, statements, covenants, representations, warranties and agreements made by or on behalf of the Company in the Registration Statement and the Officer’s Certificate that are qualified by the knowledge and/or belief of any person or entity are, as of the date hereof, and will be at all times up to and including the effective time of the Redomiciliation, true, complete and correct as though not so qualified; and (iv) the Company will report the Redomiciliation for all U.S. federal income tax reporting purposes in a manner consistent with this opinion.

Additionally, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents and there has been (or will be by the effective time of the Redomiciliation) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof. Moreover, we have assumed that all facts, information, statements and representations contained in the documents we have reviewed were true, complete and correct at the time made and will continue to be true, complete and correct in all respects at all times up to and including the effective time of the Redomiciliation, and that all such facts, information, statements and representations can be established to the satisfaction of the Internal Revenue Service (“IRS”) or courts, if necessary, by clear and convincing evidence. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts. If any of the assumptions described above are untrue for any reason, or if the Redomiciliation is consummated other than in accordance with the description in the Registration Statement, our opinion as expressed below may be adversely affected.

This opinion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury Regulations, judicial decisions, and administrative rulings and pronouncements of the IRS, all as in effect on the date hereof. This opinion represents and is based upon our best judgment regarding the application of the United States federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published and private rulings, procedures and other administrative releases. Our opinion is not binding upon the IRS or the courts, and there is no assurance that the IRS will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinion stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws.

Based on the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Redomiciliation,” it is our opinion that, under current U.S. federal income tax law:

1. the Redomiciliation should qualify as a “reorganization” within the meaning of Section 368(a)(1) of the Code.

Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue. Additionally, this opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated, including the accuracy of the representations relied upon by us in rendering the opinion set forth herein.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement and to the discussion of this opinion in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LINKLATERS LLP
LINKLATERS LLP